Exhibit 10.20

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

PURCHASE OPTION AGREEMENT

in respect of
LNG/C “EXCALIBUR”

This Purchase Option Agreement is made as of 06 Dec 2007 between:

1.                                      SOLAIA SHIPPING INC. whose registered office is at 80, Broad Street, Monrovia, Liberia, (hereinafter “the Seller”)

2.                                      EXCELERATE ENERGY LP whose registered office is at 1330 Lake Robbins Drive, Suite 270, The Woodlands, TX 77380, USA (hereinafter “the Buyer”)

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND CONSTRUCTION

1.1                               In this Agreement the following expressions shall have the following meanings:

(a)                                 “Affiliate” with respect to any party means a person, who controls, is controlled by, or is under common control with, such party.  For purposes of this definition, the term “control” means the beneficial ownership of fifty percent (50%) or more of the voting shares of a company or other entity or of the equivalent rights to determine the decisions of such a company or other entity;

(b)                                 “Charterparty” means the time charterparty dated 10th October 2006 as may be amended from time to time and made between Exmar Excalibur Shipping Company Limited (the “Disponent Owner”) as owner and the Buyer as charterer in respect of the Vessel.

(c)                                  “Completion date” means the date of delivery of the Vessel by the Seller to the Buyer or its nominee under the MOA;

(d)                                 “Consideration” means the consideration for the Vessel set out in Clause 3.1 hereof;

(e)                                  “MOA” means the Memorandum of Agreement attached hereto;

(f)                                   “Option” means the option referred to in Clause 2.1 hereof:

(g)                                  “Option Notice” means the notice referred to in Clause 2.3 hereof;

(h)                                 “Option Period” means the period commencing on 29th March 2007 and ending 6 months prior to 29th March 2022, being the 15th anniversary of the date of delivery of the Vessel by the Disponent Owner to the Buyer as the charterer under the Charterparty;

(i)                                     “Vessel” means the Belgian flag LNG carrier “Excalibur” which vessel is in the legal ownership of Lloyds (Nimrod) Machinery Finance Limited (“LNMF”) and which is leased to the Seller pursuant to a demise charterparty;

1.2                               The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.                                      GRANT OF OPTION

2.1                               In consideration of the Buyer entering into the Charterparty and other good and valuable consideration (the receipt of which is hereby acknowledged by the Seller) the Seller hereby grants to the Buyer the option to purchase the Vessel for the Consideration and on the terms and conditions of this Agreement and the MOA.

2.2                               The Option shall be exercisable by the Buyer at any time during the Option Period by the Buyer serving notice in writing by e-mail or fax confirmed by registered letter to the Seller of its intention to exercise the Option and if the Option is so exercised then on the date of such exercise the MOA shall be deemed to come into force between the parties.

2.3                               This Agreement and, if the Option is exercised, the MOA shall become null and void in any of the following events:

(a)                                 the Buyer repudiates the Charterparty;

(b)                                 the Buyer fails to perform any of its obligations under the Charterparty;

(c)                                  a creditor or receiver takes possession of the whole or any material part of the assets, rights or revenues of the Buyer or a distress or other process is levied or enforced upon any of the assets, rights or revenues of the Buyer and is not discharged within 3 days from the date of such levy or enforcement;

(d)                                 the Buyer is unable to or admits inability to pay its debts as they fall due or commences negotiations with one or more of its creditors with a view to entering into any composition or other arrangement for the benefit of its creditors generally;

(e)                                  the Buyer is adjudicated or found bankrupt or insolvent or steps are taken or proceedings commenced for the winding-up or dissolution of the Buyer or for the appointment of a liquidator, receiver or similar officer of the whole or any material part of its assets, rights or revenues;

(f)                                   this Agreement or the Charterparty cease to constitute the legal, valid and binding obligations of the Buyer;

(g)                                  it becomes unlawful at any time for the Buyer to perform all or any of its obligations under this Agreement or the Charterparty or any consent, authorisation or approval required by the Buyer in connection with the execution, delivery, validity or enforceability of this Agreement or the Charterparty is not granted or is revoked, terminated or otherwise ceases to be in full force and effect:

(h)                                 without prejudice to the foregoing, if any of the obligations of the Buyer pursuant to this Agreement or the Charterparty are held to be invalid or unenforceable for any reason.

3.                                      SALE AND PURCHASE OF VESSEL

3.1                               The Consideration for the sale and purchase of the Vessel pursuant to the Option shall be USD ***** payable by the Buyer in accordance with the provisions of the MOA.

3.2                               Subject to the Buyer having exercised the Option the Vessel will be sold and delivered by the Seller to the Buyer upon the completion of fifteen years (plus or minus 3 months at Buyer’s option) effective charter of the Vessel under the Charterparty and otherwise in accordance with the provisions of this Agreement and the MOA.

4.                                      NO SALE OF VESSEL DURING CURRENCY OF OPTION AGREEMENT

4.1                               The Seller undertakes not to agree to sell the Vessel or to permit or procure the sale of the Vessel to any person other than the Buyer while this Agreement continues in force. In the event that (with the consent of the Buyer) the Vessel is sold to a nominee of the Seller as stated in clause 5.4 below, the Seller shall ensure that such nominee shall purchase the Vessel subject to the rights of the Buyer under this Agreement.

5.                                      GENERAL

5.1                               Each party undertakes with the other to do such acts and/or to procure the due execution of all such further documents as may be necessary to give effect to the intention of this Agreement.

5.2                              The Option shall be exercisable in whole but not in part.

5.3                               Neither party shall be entitled to assign any right or benefit under this Agreement without the consent of the other;

5.4                               The Seller has the right to nominate another party to be the seller under the MOA but the Seller shall remain responsible, as a prime obligor and not as a surety only, for the performance of the obligations of the seller under the MOA.

5.5                               Likewise, the Buyer has the right to nominate another party to be the buyer under the MOA but the Buyer shall remain responsible, as a prime obligor and not as a surety only, for the performance of the obligations of the buyer under the MOA.

5.6                               This Agreement shall be governed by the laws of England.

5.7                               Any dispute or difference between the parties in connection with this Agreement shall be referred to and be finally resolved by arbitration in London in accordance with the provisions of the MOA.

5.8                               In the event of the Vessel becoming a total loss (whether actual, constructive, arranged or otherwise) prior to delivery of the Vessel to the Buyer or its nominee under the MOA, this Agreement and the MOA shall become null and void.

5.9                               The parties hereto agree to keep the terms of this Agreement confidential. Any breach of confidentiality by either party or any of its Affiliates will render that party responsible for all consequences whatsoever.

5.10                        Any notice to be sent by the Buyer to the Seller shall be sent by first class post or by email or by fax to the Seller c/o the registered office of Exmar Marine NV (which is currently De Gerlachekaai 20, 2000 Antwerpen, Belgium) or at such place where the said registered office shall be situated at the time of such notice being given.

6.                                      BUYER’S INTEREST INSURANCE

6.1                               Buyer shall be entitled to take out a so-called purchaser’s interest insurance (“the Insurance”) to insure its interest in the Option at its risk and expense and on terms and conditions which it shall deem fit but which shall have no adverse effect on Seller’s rights and obligations hereunder or under Seller’s insurance policies.  The Seller agrees to make available to Buyer relevant information and/or documentation that may reasonably be required in connection with placement of the Insurance.

3

Signed by	)	P.O.A.

for and on behalf of	)	/s/ [illegible]
SOLAIA SHIPPING INC.	)
in the presence of	)

Signed by its General Partner	)
Excelerate Energy LLC	)
	)	/s/ Jonathan Cook
for and on behalf of	)	Jonathan Cook
EXCELERATE ENERGY LP	)	Chief Operating Officer
in the presence of	)

4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

MEMORANDUM OF AGREEMENT

Dated: 6 December 2007

Solaia Shipping Inc. or Nominee hereinafter called the Sellers, have agreed to sell, and

Excelerate Energy LP or Nominee

hereinafter called the Buyers, have agreed to buy

Name:	EXCALIBUR
Classification Society/Class:		Bureau Veritas
Built:	2002	By:	DSME
Flag:	Belgian	Place of Registration:	Antwerpen
Call Sign:	ONCE	Grt/Nrt:	93,786/28,136
Register Number:	9230050

hereinafter called the Vessel, on the following terms and conditions:

Definitions

“Banking days” are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

“Classification Society” or “Class” means the Society referred to in line 4.

1.                                      Purchase Price                   United States Dollars *****

2.                                      Deposit

~~As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10% (ten per cent) of the Purchase Price within             banking days from the date of this Agreement.  This deposit shall be placed with              and held by them in a joint account for the Sellers and the-Buyers, to be released in accordance with joint written instructions of the Sellers and the Buyers.  Interest, if any, to be credited to the Buyers.  Any fee charged for holding the said deposit shall be borne equally by the Sellers and the Buyers.~~

3.                                      Payment

The said Purchase Price shall be paid in full free of bank charges to             a bank to be nominated by the Sellers on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect physically ready for delivery in accordance with the terms and conditions of this Agreement and Notice of Readiness has been given in accordance with Clause 5.

4.                                      Inspections

a)*                                The Buyers have inspected and accepted the Vessel’s classification records.  The Buyers have also inspected the Vessel ~~at/in           on~~

and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

~~b)*           The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same are accepted or not within~~

~~The Sellers shall provide for inspection of the Vessel at/in~~

~~The Buyer shall undertake the inspection without undue delay to the Vessel.  Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.  The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.  During the inspection, the Vessel’s deck and engine log books shall be made available for examination by the Buyers.  If the Vessel is accepted after such inspection, the sale shall became outright and definite, subject only to the terms and conditions of this Agreement, provided the Sellers receive written notice of acceptance from the Buyers within 72 hours after completion of such inspection.~~

1

~~Should notice of acceptance of the Vessel’s classification records and of the Vessel not be received by the Sellers as aforesaid, the deposit together with interest earned shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

*                                           4 a) and 4 b) are alternatives; delete whichever is not applicable.  In the absence of deletions, alternative 4 a) to apply.

5.                                      Notices, time and place of delivery

a)                                    ~~The Sellers shall keep the Buyers well-informed of the Vessel’s itinerary and shall provide the Buyers with         ,          , and      days notice of the estimated time of arrival at the intended place of drydocking/underwater inspection/delivery.~~  When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

b)                                     The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or anchorage at/in        a port worldwide within IWL to be agreed.

in the Sellers’ option.

Expected time of delivery:         upon and subject to redelivery of the Vessel by Buyers as charterers to Exmar Excalibur Shipping Company Ltd as owners under the time charter party dated 10th October 2006.

Date of cancelling (see Clauses 5 c), 6 b) (iii) and 14):          one month from the date of redelivery of the Vessel by Buyers as charterers to Exmar Excalibur Shipping Company Ltd as owners under the time charter party dated 10th October 2006.

c)                                      If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date.  Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 within 7 running days of receipt of the notice or of accepting the new date as the new cancelling date.  If the Buyers have not declared their option within 7 running days of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification shall be deemed to be the new cancelling date and shall be substituted for the cancelling date stipulated in line 61.

If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clauses 5a) and 5c) shall remain unaltered and in full force and effect.  Cancellation or failure to cancel shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by the original cancelling date.

d)                                     Should the Vessel become an actual, constructive or compromised total loss before delivery ~~the deposit together with interest earned shall be released immediately to the Buyers whereafter~~ this Agreement shall be null and void.

6.                                      Drydocking/Divers Inspection

~~a)**                          The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules.  If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the Sellers’ expense to the satisfaction of the Classification Society without condition/recommendation*.~~

b)**                           (i)            The Vessel is to be delivered without drydocking.  However, the Buyers shall have the right at their expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel.  The Sellers shall at their cost make the Vessel available for such inspection.  The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society.  If the conditions at the port of delivery are unsuitable for such inspection, the Sellers shall make the Vessel available at a suitable alternative place near to the delivery port.

(ii)           If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, then unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules.  If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made good by the Sellers at their expense to the satisfaction of the Classification Society without condition/recommendation*.  In such event the Sellers are to pay also for the cost of the underwater inspection and the Classification Society’s attendance.

(iii)          If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable drydocking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5 b).  Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the purpose of this Clause, become the new port of delivery.  In such event the cancelling date provided for in Clause 5 b)) shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of 14 running days.

c)             If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above

(i)            the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor.  If such survey is not required by the Classification Society, the Buyers shall have the right to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and consistent with the current stage of the Vessel’s survey cycle.  The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society.  The drawing and refitting of the tailshaft shall be arranged by the Sellers.  Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts shall be renewed or made good at the Sellers’ expense to the satisfaction of the Classification Society without condition/recommendation*.

(ii)           the expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out, in which case the Sellers shall pay these expenses.  The Sellers shall also pay the expenses if the Buyers require the survey and parts of the system are condemned or found defective or broken so as to affect the Vessel’s class*.

(iii)          the expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society’s fees shall be paid by the Sellers if the Classification Society issues any condition/recommendation* as a result of the survey or if it requires survey of the tailshaft system.  In all other cases the Buyers shall pay the aforesaid expenses, dues and fees.

(iv)          the Buyers’ representative shall have the right to be present in the drydock, but without interfering with the work or decisions of the Classification surveyor.

(v)           the Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and expense without interfering with the Sellers’ or the Classification surveyor’s work, if any, and without affecting the Vessel’s timely delivery.  If, however, the Buyers’ work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers’ work shall be for the Buyers’ risk and expense.  In the event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and the Buyers shall be obliged to take delivery in accordance with Clause 3 whether the Vessel is in drydock or not and irrespective of Clause 5 b).

*                                           Notes, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

**                                      6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 a) to apply.

7.                                      Spares/bunkers, etc.

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.  All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery used or unused, whether on board or not shall become the Buyers’ property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers’ account.  The Sellers are not required to replace spare parts including spare tail - end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers.  The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers.  Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers’ flag or name, provided they replace same with similar unmarked items.  Library, forms, etc., exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation.  Captain’s, Officers’ and Crew’s personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):     TBA

The Buyers shall take over the remaining bunkers (unless they are the property of the Buyers as time charterers already) and unused lubricating oils in storage tanks and sealed drums and pay the current net market price (excluding barging expenses) at the port and date of delivery of the Vessel.

Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

8.                                      Documentation

The place of closing:            London, at the offices of the solicitors of the Buyers or at such other place as may be mutually agreed.

In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

a)                                     Legal Bill of Sale ~~in a form recordable in              (the country in which the Buyers are to register the Vessel)~~, warranting that the Vessel is free from all encumbrances, mortgages and maritime liens or any other debts or claims whatsoever, duly notarially attested and ~~legalized by the consul of such country or other competent authority~~ apostilled.

b)                                     Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

c)                                      Confirmation of Class issued within 72 hours prior to delivery.

d)                                     Current Certificate issued by the competent authorities stating that the Vessel is free from registered encumbrances.

e)                                     Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

f)                                        Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible. ~~after the date of this Agreement.~~

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel.  Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies.  Other technical documentation which may be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so request.  The Sellers may keep the Vessel’s log books but the Buyers to have the right to take copies of same.

9.                                      Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever.  The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.                               Taxes, etc.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.

11.                               Condition on delivery

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she ~~was~~ is at the time of ~~inspection~~ delivery.~~, fair wear and tear excepted.~~  However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery.

“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers’ inspection prior to the signing of this Agreement.  If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

*                                           Notes, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

12.                               Name/markings

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

13.                               Buyers’ default

~~Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement.~~, in which case the deposit together with interest earned shall be released to the Sellers.  If the deposit does not cover their loss, the Seller shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.~~

14.                              Sellers’ default

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have the option of cancelling this Agreement provided always that the Sellers shall be granted a maximum of 3 banking days after Notice of Readiness has been given to make arrangements for the documentation set out in Clause 8.  If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again in every respect by the date stipulated in line 61 and new Notice of Readiness given, the Buyers shall retain their option to cancel.  In the event that the Buyers elect to cancel this Agreement the deposit together with interest earned shall be released to them immediately.

Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.

15.                               Buyers’ representatives

After this Agreement has come into effect ~~been signed by both parties and the deposit has been lodged~~, the Buyers have the right at any time within the period of one month prior to the expected delivery date to place two representatives on board the Vessel at their sole risk and expense. ~~upon arrival at         on or about~~

These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel.  The Buyers’ representatives shall sign the Sellers’ fetter of indemnity prior to their embarkation.

16.                               Arbitration

a)*                                This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force, one arbitrator being appointed by each party.  On the receipt by one party of the nomination in writing of the other party’s arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall apply.  If two arbitrators properly appointed shall not agree they shall appoint an umpire whose decision shall be final.

~~b)*           This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.~~

~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.~~

~~c)*           Any dispute arising out of this Agreement shall be referred to arbitration at        , subject to the procedures applicable there.  The laws of           shall govern this Agreement.~~

*                                           16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable.  In the absence of deletions, alternative 16 a) to apply.